Exhibit 99.1

eLandia Announces Share Repurchase Program

CORAL GABLES, Fla.—(BUSINESS WIRE)— eLandia (OTCBB: ELAN—News), a leading technology enabler of emerging markets, announced today that its Board of Directors has authorized a share repurchase program of up to 3% of the company’s outstanding Common Stock (or approximately 1,200,000 shares). The decision to authorize the program was based on market conditions, an attractive share value, and the company’s current cash position, which was approximately $52 million as of September 30, 2008.

“Utilizing our current equity capital and cash position to repurchase shares at current price levels is a solid financial decision that underscores our commitment to delivering long-term shareholder value,” said Pete Pizarro, Chairman and CEO of eLandia. “It reflects the confidence that the board and the management have in eLandia as we continue to fulfill our strategic priority of satisfying the growing demand for Information and Communications Technology (ICT) services, Technology Integration, Education and Infrastructure Services among enterprises in emerging markets, particularly in Latin America.”

The share repurchase program is expected to commence at management’s discretion. Under the terms of the share repurchase program, the company will repurchase its common stock from time to time through private transactions or through open market transactions at prevailing market prices. It is anticipated that the share repurchase program, which is subject to market conditions, business opportunities and other factors, will be funded from general working capital and will terminate upon determination by the board of directors.

Common stock purchased under the share repurchase program will be classified as treasury shares available for future issuance as determined by the board of directors. All purchases will be made in accordance with the requirements of the Securities and Exchange Commission and other applicable legal requirements. The repurchase program will not require eLandia to acquire a specific number of shares and may be suspended revised or discontinued at any time without prior notice. As of September 30, 2008, eLandia had 39,584,732 million shares outstanding.

About eLandia

With over 3,000 business customers and a presence in 18 countries, eLandia and its family of companies delivers an array of information and communications technology (ICT) services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers to implement world-class integrated infrastructure solutions and cutting-edge networking technologies, and to build highly-qualified local workforces to enable their businesses to transform and integrate into the global economy.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” expect,” anticipate,” project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated.

Contact:

eLandia

Javier Rodriguez, 305-415-8800

SVP, Communications & Marketing

jrodriguez@elandiagroup.com